                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                       Date of Report: September 30, 2005
                        (Date of earliest event reported)

                           NOVELOS THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                    333-119366             04-3321804
(State or other jurisdiction of   (Commission File No.)     (IRS Employer
        incorporation)                                   Identification No.)

                          One Gateway Center, Suite 504
                                Newton, MA 02458
                    (Address of Principal Executive Offices)

                                 (617) 244-1616
               (Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

         The issuances described below were made by Novelos Therapeutics, Inc.
(the "Company") in reliance upon the exemptions from registration provided under
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated thereunder.

         On September 30, 2005, the Company sold 3,000 shares of its Series A 8%
Cumulative Convertible Preferred Stock, par value $.00001 per share (the "Series
A Preferred"), to three related institutional investors pursuant to Subscription
Agreements in the form annexed hereto as Exhibit 1 and incorporated herein by reference. The Series A Preferred has a stated value of $1,000 per share and was sold for a purchase price equal to the stated value. The Series A Preferred is not redeemable at the option of the holder but may, provided a registration statement is effective under the Securities Act with respect to the common stock, par value $.00001 per share (the "Common Stock"), of the Company into which such Series A Preferred is convertible, be redeemed by the Company at its option for 120% of the stated value thereof plus any accrued but unpaid dividends upon 30 days' prior written notice, during which time such Series A
Preferred may be converted. The Series A Preferred has a dividend rate of 8% per annum, payable quarterly, which rate increases to 20% per annum on the second anniversary of the issuance and upon the occurrence of certain events of default specified in the Certificate of Designations relating to the Series A Preferred
(the "Certificate of Designations"), a copy of which is annexed hereto as
Exhibit 2 and incorporated herein by reference. Such dividends may be paid in cash or in additional shares of Series A Preferred valued at the stated value thereof. The Series A Preferred is convertible into Common Stock at the conversion rate of one share of Common Stock for each $1.65 of stated value or accrued but unpaid dividends converted, subject to adjustment in certain cases as set forth in the Certificate of Designations. In conjunction with the issuance of the Series A Preferred to the investors, the Company also issued to them, for no additional consideration, 5-year warrants (the "Warrants") to purchase Common Stock at the exercise price of $2.00 per share, subject to adjustment in certain cases as set forth in the Warrants, the form of which is annexed hereto as Exhibit 3 and incorporated herein by reference. The aggregate number of shares of Common Stock covered by the Warrants equals, at the date of issuance thereof, one-half the number of shares of Common Stock issuable upon the full conversion of the Series A Preferred on such date. The Company has agreed to file a registration statement under the Securities Act covering the
Common Stock issuable upon conversion of the Series A Preferred and exercise of the Warrants within 30 days of the issuance of such Series A Preferred and
Warrants and to cause it to become effective within 120 days of such issuance.
The Company has also granted the investors back-up demand and piggyback registration rights with respect to such Common Stock. In connection with the sale of the Series A Preferred and Warrants to the investors, 2 stockholders of the Company, Margie Chassman and her brother Milton Chassman, have pledged
2,000,000 shares of Common Stock to the investors, which such investors may sell to enhance their return on investment up to a 20% compound annual rate of return, measured quarterly. The Company has paid such stockholders $150,000 in consideration of their pledge of such stock. The Company anticipates that its other fees and expenses in connection with the sale of the Series A Preferred and Warrants will amount to approximately $150,000.

         Following the sale of the Series A Preferred and Warrants, the Company has issued and outstanding 27,818,699 shares of Common Stock and convertible securities, options and warrants that may be converted into or exercised for
9,214,235 additional shares of Common Stock. Included in the shares of Common
Stock issuable upon exercise of warrants referenced above are 799,688 shares of
Common Stock that were added upon the adjustment of outstanding warrants as a result of the application of their antidilution provisions in connection with the issuance of the Series A Preferred and the Warrants. Such adjustment also reduced the exercise price of such warrants from $2.00 and $2.25 to $1.65 per share of Common Stock.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
-----------------------------------------------
 (b)     Exhibits

Exhibit           Description
-------           -----------

   1.             Form of Subscription Agreement

   2.             Certificate of Designations

   3.             Form of Warrants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 3, 2005

                           NOVELOS THERAPEUTICS, INC.

                           By: /s/ HARRY S. PALMIN
                               --------------------------------
                          Its:  Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit           Description
-------           -----------

   1.             Form of Subscription Agreement

   2.             Certificate of Designations

   3.             Form of Warrants

                                       3